Exhibit 10.5

EXECUTION COPY

THIS CONTINUING GUARANTY IS SUBJECT TO A SUBORDINATION
AGREEMENT OF EVEN DATE (THE “SUBORDINATION AGREEMENT”)

BETWEEN COLLATERAL AGENT AND THE HOLDER OF SENIOR INDEBTEDNESS

CONTINUING GUARANTY

THIS CONTINUING GUARANTY (the “Guaranty”) is made as of August 20, 2008 and is executed by EMRISE Corporation, a Delaware corporation (“Guarantor”), in favor of Thomas P. M. Couse, Joanne Couse, Michael Gaffney and Charles Brand (each, a “Lender” and collectively, the “Lenders”).

R E C I T A L S

A.            EMRISE Electronics Corporation, a New Jersey corporation (“Borrower”) and the Lenders are parties to that certain Stock Purchase Agreement dated as of May 23, 2008 (the “Stock Purchase Agreement”) relating to the purchase by Borrower of all of the issued and outstanding shares of capital stock (collectively, the “Shares”) of (i) Advanced Control Components, Inc., a New Jersey corporation (the “Company”), owned by Thomas P. M. Couse, Joanne Couse and Michael Gaffney, and (ii) Custom Components, Inc., a New Jersey corporation, owned by Charles S. Brand.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

B.            Pursuant to the terms of the Stock Purchase Agreement, upon the happening of certain events Borrower is obligated to deliver certain Deferred Purchase Price Payments to Lenders.

C.            Pursuant to the terms of the Stock Purchase Agreement, Borrower issued certain subordinated secured contingent promissory notes (which are defined in the Stock Purchase Agreement as well as herein as the “Subordinated Contingent Notes”) to Lenders to satisfy a portion of the aggregate consideration to be paid by Borrower for the purchase of the Shares.

D.            Lenders require as a condition to the Stock Purchase Agreement, the Subordinated Contingent Notes and the other Related Agreements, that a guaranty in the form of this Guaranty be executed and delivered by Guarantor.

NOW, THEREFORE, for and in consideration of the recitals contained herein and to induce Lenders to accept the terms of the Stock Purchase Agreement, the Subordinated Contingent Notes and the other Related Agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.             Guarantor hereby unconditionally, irrevocably and absolutely guarantees to and for the benefit of Lenders or order, the full, prompt, unconditional and faithful payment, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise and the full, prompt, unconditional and faithful performance of all of Borrower’s and the Company’s present and future indebtedness and obligations, direct or indirect, to Lenders and each and every term, condition and covenant arising under or with respect to:  (i) the Stock Purchase Agreement, including, without limitation, the Deferred Purchase Price Payments; (ii) the Subordinated Contingent Notes and all extensions, renewals, replacements, substitutions, amendments and modifications thereof, (iii) the Security Agreement of even date herewith executed by Borrower and the Company in favor of Lenders; (iv) the other Related Agreements, and (v) any other document or instrument contemplated by or securing any obligation whatsoever of Borrower or the Company to any of the Lenders (collectively, the “Obligations”).

2.             This Guaranty is a primary obligation of the Guarantor and shall be a continuing, unconditional, inexhaustible Guaranty.  This Guaranty is, and is intended to be, a guaranty of the Obligations, in addition to any other guaranty, endorsement or collateral held by Lenders therefor, whether or not furnished by Guarantor.  Guarantor shall have no right of subrogation with respect to any payments made by Guarantor hereunder until all of the Obligations are paid or performed in full.

3.             No delay or omission by Lenders in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  All rights and remedies of Lenders hereunder are cumulative.  Guarantor waives the right to marshalling of the Borrower’s or Company’s assets or any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to the Guarantor now or hereafter in effect with respect to any action or proceeding brought against it.  No invalidity, illegality or unenforceability of the Obligations shall release, diminish, or extinguish the liability of Guarantor hereunder.  This Guaranty shall remain in full force and effect until the date on which all Obligations shall be paid in full.

4.             Guarantor agrees that in the event all or any part of the liability of Borrower or the Company in respect of the Obligations hereafter ceases as a result of a non-judicial foreclosure by Lenders of any or all of any collateral delivered to secure the Obligations, Guarantor nevertheless expressly assumes liability for the Obligations, notwithstanding that the effect of any applicable statutes or other governing law, may limit or prohibit Guarantor’s right to proceed or pursue any remedies against Borrower or the Company, and notwithstanding that Guarantor may not be permitted to subrogate to Lenders’ position.  Guarantor hereby waives any defense to the obligations and liabilities of Guarantor hereunder and any and all rights with respect thereto that Guarantor may otherwise have under the provisions of applicable statutes or other governing law as a result of Lenders’ election of any remedy which impairs or alters the rights of Guarantor against Borrower or the Company or any collateral held by Lenders, and Guarantor expressly acknowledges and agrees that Lenders may, in their sole discretion, elect to foreclose upon any collateral Lenders hold by non-judicial foreclosure rather than by judicial foreclosure without impairing or affecting in any way whatsoever Lenders’ rights under this Guaranty, including the right to proceed against Guarantor for any deficiency following a non-judicial foreclosure sale.  Guarantor understands and agrees that upon any foreclosure or assignment in lieu of foreclosure of any security held by Lenders:  (i) such security will no longer exist and that any right that Guarantor might otherwise have, upon full payment and performance of the Obligations to Lenders by Guarantor, to participate in any such security or to be subrogated to any rights of Lenders with respect to any such security, will be nonexistent; and (ii) Guarantor shall be deemed to have waived any right, title, interest or claim under any circumstances in or to any real or personal property held by Lenders or any third party following any foreclosure or assignment in lieu of foreclosure of any such security.

5.             Guarantor waives any right to require Lenders to:  (i) proceed against Borrower or the Company; (ii) proceed against or exhaust any security held from Borrower or the Company; or (iii) pursue any other remedy Lenders may have whatsoever.  Until all Obligations of Borrower and the Company to Lenders shall have been paid or performed in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Lenders now has or may hereinafter have against Borrower or the Company, and waives any benefit of and any right to participate in any security now or hereinafter held by Lender.  Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations.  Guarantor’s obligations and liabilities hereunder shall be separate and distinct from those of Borrower and the Company.  If Borrower or the Company defaults under any of the Obligations, Lenders, at their option, may proceed directly against Guarantor, without having commenced any action or obtained any judgment against Borrower or the Company or any other guarantor, and without applying any property of Borrower or the Company (or any other person) held as security for the payment and performance of the Obligations.  The liability of Guarantor hereunder shall not be released, diminished, or extinguished by Lenders’ failure or delay in enforcing any of their rights.

6.             Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Obligations; and such indebtedness of Borrower to Guarantor if Lenders so request, shall be collected, enforced and received by Guarantor as trustee for Lenders, and be paid over to Lenders on account of the Obligations but without reducing or affecting in any manner, the liability of Guarantor under any other provision of this Guaranty.

7.             Guarantor further agrees to pay, as the principal obligor and not as a guarantor only, all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, at any time paid or incurred by Lenders in endeavoring to enforce this Guaranty.

8.             This Guaranty is absolute and unconditional and shall not be affected by any act or thing whatsoever, except as herein provided.  This Guaranty is not an accommodation, but rather a material consideration bargained for by Lenders in agreeing to accept the terms of the Stock Purchase Agreement, the Subordinated Contingent Notes, and the other Related Agreements.  No modification or amendment of any provision of this Guaranty shall be effective unless in writing and signed by Lenders.

9.             This Guaranty and the transactions evidenced hereby shall be construed and interpreted under the laws of the State of New Jersey, without regard to conflicts of laws principles.  Guarantor irrevocably submits to the exclusive jurisdiction of any New Jersey State court sitting in Monmouth County, New Jersey or the United States Federal Court for the District of New Jersey over any action or proceeding arising out of or relating to this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New Jersey State or Federal court.  Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Guarantor waives any objection to venue in the State of New Jersey and any objection to an action or proceeding in the State of New Jersey on the basis of forum non conveniens.

10.           Nothing herein shall be construed to constitute Guarantor as a maker, co-maker or principal debtor.

11.           If any provision of this Guaranty or portion of such provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Guaranty or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and be enforced to the fullest extent permitted by the law.  Unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural shall each be deemed to include one another, as appropriate.

12.           Lenders may, upon written notice to Guarantor, assign this Guaranty in whole or in part.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this Continuing Guaranty to be executed as of the date first set forth above.

EMRISE CORPORATION,
a Delaware corporation

By:	/s/ Carmine T. Oliva
Name: Carmine T. Oliva
Its: Chief Executive Officer